Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Stephanie Bowman
Chief Financial Officer
TUESDAY MORNING CORPORATION
972-934-7251

Laurey Peat
LAUREY PEAT + ASSOCIATES
214/871-8787

TUESDAY MORNING CORPORATION

ANNOUNCES FOURTH QUARTER 2008 AND FISCAL YEAR 2008 RESULTS

DALLAS, TX – August 26, 2008 – Tuesday Morning Corporation (NASDAQ: TUES) today reported that as previously announced, net sales for the fourth quarter of fiscal 2008 were $196.5 million compared to $219.4 million for the quarter ended June 30, 2007, a decrease of 10.4%.  Comparable store sales decreased 12.7% for the quarter.  The decrease in comparable store sales was comprised of an 11.0% decrease in traffic and a 1.7% decrease in average ticket.  Net loss for the fourth quarter ended June 30, 2008 was $2.5 million or ($0.06) per diluted share, compared to net income of $2.0 million or $0.05 per diluted share last year.

Kathleen Mason, President and Chief Executive Officer, stated, “Record increases in energy and food prices, coupled with the prolonged housing and credit crisis, sharply restricted our customers’ disposable income during the quarter.  Despite these pressures, we were able to control inventory and expenses to partially offset the decline in demand.  We continue to compete with liquidation sales in a struggling home furnishings sector, but remain focused on achieving annual profits and maintaining our strong balance sheet.”

For the fiscal year ended June 30, 2008, sales were $885.3 million compared to $924.2 million for the same period ended June 30, 2007, a decrease of 4.2%.  Comparable store sales decreased by 7.6% for the fiscal year.  The decrease in comparable store sales was comprised of a 6.6% decrease in traffic and a 1.0% decrease in average ticket.  For the fiscal year ended June 30,

2008, net income was $14.5 million or $0.35 per diluted share compared to 2007 results of net income of $30.0 million or $0.72 per diluted share.

Guidance

Guidance for the fiscal year ending on June 30, 2009 is as follows:

•                  net sales are projected to be in the range of $868 million to $878 million;

•                  comparable store sales are projected to be in the negative mid single digits; and

•                  diluted earnings per share projected to be in the range of $0.21 to $0.27.

Tuesday Morning management will review fourth quarter and fiscal 2008 financial results in a teleconference call on August 26, 2008 at 10:00 a.m. Eastern Time.

About Tuesday Morning

Tuesday Morning is a leading closeout retailer of upscale, decorative home accessories, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 842 stores in 47 states. Tuesday Morning is nationally known for bringing its more than 9.0 million loyal customers a unique treasure hunt of high-end, first quality, brand name merchandise...never seconds or irregulars...at prices well below those of department and specialty stores and catalogues.

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections.  Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently.  You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial positions, and our business outlook or state other “forward-looking” information.

Reference is hereby made to “Item 1A.  Risk Factors” of the Company’s Transition Report on Form 10-KT for the six month period ended June 30, 2007 and the Company’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2008 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements.  These risks, uncertainties and events also include, but are not limited to, the following:  uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management, as well as experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to maintain internal control over financial reporting; and our ability to anticipate and respond in a timely manner to changing consumer demands and preferences.  The forward-looking statements made in this press release relate only to events as of the date on which the statements were made.  We undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

# # #

Tuesday Morning Corporation

Consolidated Statement of Income (unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2008	2007	2008	2007

Net Sales	$196,492	$219,364	$885,281	$924,199
Cost of sales	128,401	139,564	562,578	578,881
Gross profit	68,091	79,800	322,703	345,318

Selling, general and administrative expenses	73,288	75,672	297,852	296,632

Operating income (loss)	(5,197)	4,128	24,851	48,686

Other income (expense):
Interest expense	(367)	(924)	(3,928)	(2,703)
Interest income	2	2	157	203
Other income (expense), net	271	153	1,052	979
Other income (expense)	(94)	(769)	(2,719)	(1,521)

Income before income taxes	(5,291)	3,359	22,132	47,165

Income tax expense (benefit)	(2,795)	1,325	7,634	17,094

Net income (loss)	$(2,496)	$2,034	$14,498	$30,071

Earnings (Loss) Per Share:
Net income per common share:
Basic	$(0.06)	$0.05	$0.35	$0.73
Diluted	$(0.06)	$0.05	$0.35	$0.72

Weighted average number of common shares:
Basic	41,441	41,440	41,439	41,433
Diluted	41,503	41,625	41,494	41,637

Consolidated Balance Sheets (unaudited)

(in thousands)

	June 30,	June 30,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$8,630	$10,303
Inventories	240,996	288,791
Prepaid expenses and other assets	11,292	5,954
Deferred income taxes	—	1,211
Total current assets	260,918	306,259

Property and Equipment, net	77,315	83,776

Other long-term assets:
Deferred financing costs	503	704
Other assets	3,040	3,582

Total Assets	$341,776	$394,321

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long term debt	$—	$26,500
Accounts payable	63,899	82,453
Accrued liabilities	28,595	31,223
Deferred Income Taxes	267	—
Income taxes payable	27	712
Total current liabilities	92,788	140,888

Revolving credit facility, excl. current portion	8,500	30,000
Deferred rent	4,163	4,534
Deferred income taxes	3,414	3,459
Total Liabilities	108,865	178,881

Stockholders’ equity	232,911	215,440
Total Liabilities and Stockholders’ Equity	$341,776	$394,321

Tuesday Morning Corporation (continued)

Consolidated Statement of Cash Flows (unaudited)

(in thousands)

	Twelve Months	Six Months
	Ended June 30,	Ended June 30,
	2008	2007

Net cash flows from operating activities:
Net income	$14,498	$3,081
Adjustments to reconcile net income to net cash (used in) operating activities:
Depreciation and amortization	17,483	8,858
Amortization of financing fees	201	93
Stock compensation expense	3,174	2,011
Loss on disposal of assets	540	418
Deferred income taxes	1,407	762
Other non-cash charges	(1)	(232)
Net change in operating assets and liabilities	21,774	(70,749)

Net cash provided by (used) in operating activities	59,076	(55,758)

Net cash flows from investing activities:
Capital expenditures	(11,562)	(6,655)

Net cash used in investing activities	(11,562)	(6,655)

Net cash flows from financing activities:
Borrowings under the revolving credit facility	220,000	185,500
Repayments under the revolving credit facility	(268,000)	(129,000)
Change in cash overdraft	(1,187)	—
Payment of cash dividend	—	(33,145)
Proceeds from exercise of common stock options and stock purchase plan purchases	—	10
Payment of financing fees	—	(282)

Net cash provided by (used in) financing act.	(49,187)	23,083

Net decrease in cash and cash equivalents	(1,673)	(39,330)

Cash and cash equivalents, beginning of period	10,303	49,633

Cash and cash equivalents, end of period	$8,630	$10,303